CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information included in Post-Effective Amendment No. 34 to the Registration Statement (Form N1-A, No.
33-84546) of the Pioneer Variable Contract Trust.

We also consent to the incorporation by reference therein of our report dated January 30, 2004 with respect to the financial statements included in the Safeco Resource Series Trust's Annual Report for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Seattle, Washington
December 8, 2004